<pre>
As filed with the Securities and Exchange Commission on September 21, 2001

Registration No.

                         SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549
                       FORM S-8 REGISTRATION STATEMENT UNDER
                                 THE SECURITIES ACT OF 1933



   Conectisys Corporation                      Colorado
(Exact name of Registrant as           (State or other jurisdiction of
 specified in its charter)              incorporation or organization)

24307 Magic Mountain Parkway,                     84-1017107
Suite 41, Valencia, California 91355    (I.R.S. Employer Identification No.)
(Address of principal executive offices)


                 NON-QUALIFIED STOCK OPTION AND STOCK BONUS PLAN
                              (Full title of Plan)



                             Robert A. Spigno, President
                               Conectisys Corporation
                         24307 Magic Mountain Parkway, Suite 41,
                                Valencia, California 91355
                         (Name and address of agent for service)

                                    (661) 295-6763
                (Telephone number, including area code, of agent for service)

                                     CALCULATION OF REGISTRATION FEE
Title of Securities  Amount to be   Proposed Maximum   Proposed Maximum Aggregate   Amount of
to be registered     Registered (1)   Offering Price        Offering Price        Registration Fee
                                      Per Share (2)
Common Stock        3,000,000 shares      $ .13               $390,000                 $97.50
no par value


 (1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities
 Act"), this Registration Statement also covers an indeterminate number of additional shares that may be issued in connection with share splits, share dividends or similar transactions relating to the plans/consulting agreements.

 (2) Estimated pursuant to Rule 457(c) under the Securities Act, solely for the purpose of calculating the registration fee, based on the average of the bid and asked prices of the Company's common stock as reported within five business days  prior to the date of this filing.

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PART I - INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS



ITEM 1. PLAN INFORMATION.

*

ITEM 2. REGISTRANT INFORMATION AND CONSULTANT/EMPLOYEE PLAN ANNUAL INFORMATION.

*

* The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Securities Act"). Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

--------------------------------------------------------------------------------

PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents previously or concurrently filed by Conectisys Corporation (the "Company") with the Commission are hereby incorporated by reference into this Registration Statement:

    (a) The Company's Annual Report on Form 10-KSB/A for the fiscal year ended September 30, 2000 (the "Annual Report") filed by the Company (SEC File No. 33-3560D under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

    (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above.

All of the above documents and documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus which is a part hereof (the "Prospectus") to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

All documents incorporated by reference herein will be made available to all participants without charge, upon written or oral request. Other documents required to be delivered to participants pursuant to Rule 428(b)(1) under the Securities Act of 1933 are also available without charge, upon written or oral request. All requests for documents shall be directed to:


Robert A. Spigno, CEO
CONECTISYS CORPORATION
24307 Magic Mountain Parkway, Suite 41
Valencia, California 91355
(661) 295-6763

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company is a Colorado corporation. Section 7-109-101, et seq. of the Colorado Corporations and Associations Act provides authority for broad indemnification of officers, directors, Consultant/Employees and agents of a corporation, with certain specified exceptions.

Article VII of the Company's Articles of Incorporation provides that the Company shall have the power to indemnify its directors, officers, Consultant/Employees and agents to the fullest extent allowed by law.

At the present time, the Company does not have any officer-director liability insurance, nor does the Company have indemnification agreements with any of its directors, officers, Consultant/Employees or agents.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable.

ITEM 8. EXHIBITS

See the Exhibit Index following the signature page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

ITEM 9. UNDERTAKINGS

(a) The undersigned Company hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to: (i) include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be selected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration" table in the effective registration statement; and (iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided however, that provisions (i) and (ii)of this undertaking are inapplicable if the information to be filed thereunder is contained in periodic reports filed by the Company pursuant to the Exchange Act that are incorporated by reference into the Registration Statement;

      (2) That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

      (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and, is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an Consultant/Employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valencia, State of California, on September 21, 2001.

CONECTISYS CORPORATION


By: /s/ Robert A. Spigno, CEO
-------------------------------------
Robert A. Spigno, CEO
Director (Chairman) and CEO


By: /s/ Lawrence Muirhead
-------------------------------------
Lawrence Muirhead
Director


By: /s/ Patricia Spigno
-------------------------------------
Patricia Spigno
Secretary and Chief Financial Officer


By: /s/ Melissa Weger
-------------------------------------
Melissa Weger
Director

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                             CONECTISYS CORPORATION
                EXHIBIT INDEX TO FORM S-8 REGISTRATION STATEMENT

EXHIBIT NO. - DESCRIPTION

 5.1  Opinion of Arnold Y. Steinberg, P.C.

23.1  Consent of Independent Accountants Hurly & Company.

23.2  Consent of Legal Counsel

99.1 Conectisys Corporation Amended Non-Qualified Stock Option and Stock Bonus Plan

99.2  Radio Design Group Contract

99.3 Consulting Agreement dated September 1, 2001 with Lone Wolf Business and Consulting Services